CM3
Advisory

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-276873) our report dated February 28, 2025 with respect to the audited financial statements of Specificity, Inc., which appear in this Annual Report on Form 10-K for the year ended December 31, 2023. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ CM3 Advisory

San Diego, California

February 28, 2025

CM3 Advisory

cm3advisory.com
858-247-2361

750 B Street, Suite 1920
San Diego, CA 92101